Exhibit 10.7
RESTRICTED SHARE AWARD AGREEMENT
     This Agreement is made and entered into on                      (the “Date of Grant”), between Scripps Networks Interactive, Inc. (“Company”) and                      (“Grantee”).
     The parties agree as follows:
     1. The Company hereby delivers to Grantee an award of                      Class A Common Shares of the Company (the “Restricted Shares”), subject to the terms and conditions of this Agreement and of the Company’s 2008 Long-Term Incentive Plan (the “Plan”). All capitalized terms used and not defined herein shall have the meaning provided in the Plan.
     2. Unless and until forfeited as provided herein or in Section 11 of the Plan, the Restricted Shares will vest in three equal installments on the anniversary of the Date of Grant in                                         .
     3. The Restricted Shares may not be sold, assigned, or transferred prior to the vesting dates, except as otherwise provided herein or in the Plan.
     4. Grantee shall have all the rights of a shareholder with respect to the Restricted Shares granted under this Agreement in accordance with and subject to the restriction on transfer set forth in Section 3 and the risk of forfeiture set forth in Section 6, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon; provided, however, that any additional shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment of the Grantee.
     5. The Restricted Shares shall become fully vested if (i) Grantee’s employment with the Company or a Subsidiary terminates due to death, Disability or Retirement, or (ii) in the event of a Change in Control in the Company while Grantee is an employee of the Company or a subsidiary of the Company.
     6. Restricted Shares that do not vest in accordance with this Agreement will be forfeited. In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares covered by this Agreement shall be cancelled and all Restricted Shares shall be returned to the Company.
     7. Until the Restricted Shares vest and become nonforfeitable, the Restricted Shares shall be issued in book-entry form only and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the Company’s stock transfer records. By execution of this Agreement and effective until the Restricted Shares have vested and become nonforfeitable, the Grantee hereby irrevocably constitutes and appoints the Secretary of the Company or the General Counsel of the Company, or either of them, attorneys-in-fact to transfer the Restricted Shares on the stock transfer records of the Company with full power of substitution. A certificate for the Restricted Shares may be delivered to Grantee following vesting, or as an alternative, the Company may choose to have shares registered through an uncertificated share registration system. The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to the provisions of this Agreement or to comply with the requirements of Company policy and/or federal and state securities laws.
     8. If the Company is required to withhold any federal, state, local or other taxes in connection with the Grantee making an election under Section 83(b) of the Code with respect to the Restricted Shares, then the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. If the Company is required to withhold any federal, state, local or other taxes in connection with the vesting of the Restricted Shares, then the Grantee shall satisfy such required withholding obligation by surrendering to the Company a portion of the Restricted Shares that become vested hereunder, and the Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such Restricted Shares on the date of such surrender. The Grantee must promptly notify the Company of any election made by the Grantee pursuant to Section 83(b) of the Code.
     9. The terms and conditions contained in the Plan, as it may be amended from time to time in the future, are incorporated by reference into and made a part of this Agreement. All provisions of this Agreement are made subject to the terms of the Plan. In the event there is any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto.
     10. This Agreement is governed by Ohio law.
     11. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Corporate Compensation Manager, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     12. Subject to the terms of the Plan, the Compensation Committee of the Board of Directors may modify this Agreement. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of Grantee under this Agreement without the Grantee’s consent.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on behalf of its duly authorized officer as of the Date of Grant.

SCRIPPS NETWORKS INTERACTIVE, INC.

By: Kenneth W. Lowe
Its: Chairman and Chief Executive Officer

BY:

NAME — THIS AWARD MUST BE ACCEPTED BY YOU NO LATER THAN                      OR THIS AGREEMENT MAY BE CANCELLED BY THE COMPANY.
You may accept the award online or by telephone in accordance with the procedures established by the Company and the Plan administrator. By accepting your award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing on the Company’s intranet site at www.benefits.ml.com and consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Corporate Compensation Manager at                      to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms and conditions set forth herein and in the Plan. These terms and conditions constitute a legal contract that will bind both you and the Company as soon as you accept the award as described above.

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